Exhibit 99.1

Monster Digital and Innovate Biopharmaceuticals Sign Merger Agreement

Effects a public listing of an autoimmune biotechnology company with its first drug expected to enter Phase 3 trials in late 2017 for celiac disease with pivotal data expected by first half 2019

Ulcerative colitis phase 2 clinical trials for INN-108 expected to begin in first half 2018

SIMI VALLEY, CA (Marketwired - July 3, 2017) – Monster Digital, Inc. (Nasdaq: MSDI), today announced that it has signed a definitive Merger Agreement (“Merger”) under which the shareholders of privately-held Innovate Biopharmaceuticals, Inc. (“Innovate”) will become the majority owners of Monster Digital, Inc. (“Monster”). Subject to shareholder approval, the combined company will advance a late stage drug for celiac disease, which Innovate believes is a significant unmet medical need, into expected Phase 3 clinical trials.

Commenting on the potential Merger, Innovate’s CEO Christopher P. Prior, Ph.D., stated: “We believe that access to the public market this merger provides will be key in driving our lead program for celiac disease into its final stage of clinical testing. We are committed to helping patients whose symptoms are still persistent despite adherence to a gluten free diet and where we believe there is no other current therapy commercially available. Management believes this is an exciting opportunity, to fulfill what we perceive is a significant unmet need and an opportunity to bring value creation to the combined company’s shareholders."

Monster CEO David H. Clarke added, "We are delighted to execute a merger agreement with Innovate Biopharmaceuticals. A proxy statement providing further information on the merger for shareholders will be filed with the SEC in coming weeks. The proxy will enable shareholders to vote on the merger."

Key Currently Anticipated Milestones for Innovate:

Q4’17/Q1’18 – commence enrollment in expected Phase 3 clinical trials of larazotide acetate (INN-202) for celiac disease.

Late 2017 – advance R&D collaborations and applications of larazotide in in vitro and pre-clinical models including other autoimmune/inflammatory diseases.

1H’18 – commence Phase 2 clinical trials for INN-108 for mild to moderate ulcerative colitis.

First half 2019 – expected collection of pivotal data from expected Phase 3 clinical trials of larazotide acetate in celiac disease

About the Merger:

Under the terms of the Merger Agreement, pending shareholder approval of the transaction, Innovate shareholders will receive newly issued shares of Monster in exchange for Innovate stock. The exchange ratio is based on a pre-transaction valuation of $60 million for Innovate’s business and $6 million for Monster’s business. As a result, current Monster shareholders will collectively own approximately 9% and Innovate stockholders will collectively own approximately 91% of the combined company on a pro-forma basis, subject to adjustment based on Monster’s net cash balance and Monster’s and Innovate’s capitalization at closing, but not including any dilution that may result from securities sold by Innovate for capital raising purposes prior to the closing of the Merger, which are subject to certain valuation thresholds described in the Merger Agreement. Affiliates of Monster have entered into agreements in support of the proposed transaction.

The combined company, led by Innovate’s management team, is expected to be named Innovate Biopharmaceuticals, Inc. Prior to closing of the Merger, Monster will seek shareholder approval to conduct a reverse split of its outstanding shares to satisfy listing requirements of the Nasdaq Capital Market (NasdaqCM). The combined company is expected to trade on the NasdaqCM under a new ticker symbol. At the closing, the combined company’s board of directors is expected to consist of seven members from Innovate. The Merger has been unanimously approved by the Board of Directors of each company. The transaction is expected to close in 2017, subject to approvals by the stockholders of Monster and Innovate, and other customary closing conditions.

Innovate’s financial advisor in the transaction is Piper Jaffray & Co. and Monster is represented by The Benchmark Company, LLC. Wilson Sonsini Goodrich & Rosati, P.C. is serving as legal counsel to Innovate and Monster is represented by Manatt, Phelps & Phillips, LLP.

Important Additional Information to be Filed with the SEC:

In connection with the proposed transaction between Monster and Innovate, Monster will file a proxy statement with the SEC. Monster encourages its shareholders to read these materials for important information about Monster, the proposed transaction, and related matters. Shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Monster with the SEC at www.sec.gov

About Innovate Biopharmaceuticals, Inc.:

Innovate is a clinical stage biotechnology company focused on developing novel autoimmune/inflammation therapeutic drugs.

Innovate’s lead drug candidate, larazotide acetate (INN-202), has successfully met its primary endpoint in an efficacy clinical trial for celiac disease. Larazotide successfully completed the End of Phase 2 Meeting with the FDA to prepare for expected Phase 3 clinical trials for larazotide in celiac disease in late 2017. In clinical studies in more than 800 patients, larazotide demonstrated a favorable safety profile comparable to placebo, due to what Innovate believes is its lack of systemic absorption from the small bowel. Larazotide has also received Fast Track designation from the FDA.

Larazotide, an oral peptide formulated into a capsule, has a mechanism of action which decreases intestinal permeability and regulates tight junctions by reducing antigen trafficking across epithelial cells in the intestines. Innovate believes that larazotide is the only drug in the clinic with this mechanism of action of reducing intestinal permeability. Increased intestinal permeability, sometimes referred to as “leaky gut,” has been widely recognized in the literature as a gateway to multiple autoimmune diseases, including celiac disease, irritable bowel syndrome (IBS), inflammatory bowel diseases (IBD, Crohn’s and ulcerative colitis), type 1 diabetes mellitus (T1DM), nonalcoholic steatohepatitis (NASH), chronic kidney disease (CKD) and several others.

Innovate's second therapeutic, INN-108, is entering Phase 2 clinical trials for the treatment of mild to moderate ulcerative colitis. INN-108 is a novel small molecule comprised of two active parts with anti-inflammatory and immunodulatory properties coupled through an azo bond. To date Innovate has no reason to believe that INN-108 has any detectable systemic absorption when orally administered until it reaches the colon where the active components are released locally to reduce inflammation.

For more information, please visit http://www.innovatebiopharma.com

About Monster Digital, Inc.:

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. Monster Digital designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster and Monster Digital are registered trademarks of Monster Products, Inc. in the U.S. and in other countries.

For more information, please visit http://www.monsterdigital.com

Forward Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements relate to future events, future expectations, plans and prospects. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including "possible," "may," "believe" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include, among others, statements regarding the proposed reverse-merger transaction with Innovate and the mechanism of action and therapeutic effects of larazotide acetate. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2017, and in our Quarterly Report on Form 10-K filed with the Securities and Exchange Commission on May 19, 2017, and in other documents filed by us from time to time with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

Investor Relations:

Monster Digital, Inc.

Vivian Cervantes, PCG Advisory

212-554-5482

vivian@pcgadvisory.com

Innovate Biopharmaceuticals, Inc.

Kendyle Woodard

919-275-1933

investor.relations@innovatebiopharma.com